UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                   FORM 8-A/A
                                (Amendment No. 1)
                                       to
                         Form 8-A filed on April 4, 2005

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        FELCOR LODGING TRUST INCORPORATED

             (Exact name of registrant as specified in its charter)

              Maryland                                 75-2541756
(State of incorporation or organization)     (IRS Employer Identification No.)

         545 E. John Carpenter Frwy.
         Suite 1300
         Irving, Texas                                   75062
         (Address of principal executive offices)    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                            Name of each exchange on which
  to be so registered                            each class is to be registered

  Depositary Shares, each representing           New York Stock Exchange
  1/100 fractional interest in one share
  of 8% Series C Cumulative Redeemable
  Preferred Stock, $.01 par value

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this Form relates:
333-46357

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                  Title of Class

                                      None
                                  Title of Class

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Securities To Be Registered.
         -------------------------------------------

     Reference is made to Registration Statement No. 333-46357 under the Securities Act of 1933 on Form S-3 of FelCor Lodging Trust Incorporated ("FelCor"), as amended (the "Registration Statement"), and the Prospectus and Prospectus Supplement included therein, which Prospectus and Prospectus Supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on March 9, 2005. The discussion and information set forth under the following captions of the Prospectus and Prospectus Supplement are incorporated herein by reference in response to this Item 1: "DESCRIPTION OF SERIES C PREFERRED STOCK AND DESPOSITARY SHARES" in the Prospectus Supplement and "DESCRIPTION OF DEPOSITARY SHARES" in the Prospectus.

ITEM 2.  Index to Exhibits.
         -----------------

     Pursuant to the requirements of the Instructions as to Exhibits to Item 2 as to the use of Form 8-A for registration of securities pursuant to Section 12(b) of the Act, the following exhibits will be filed with each copy of this registration statement filed with the New York Stock Exchange:

     1.  Exhibits relating to the Depositary Shares:
         ------------------------------------------

         (a) Form of Depositary Receipt representing Depositary Shares, each representing 1/100 fractional interest in a share of 8% Series C Cumulative Redeemable Preferred Stock, of FelCor (filed as Exhibit 4.12.1 to FelCor's Form 8-K filed on April 11, 2005, and incorporated herein by reference).

         (b) Deposit Agreement, dated as of April 7, 2005, between FelCor and SunTrust Bank, as preferred share depositary (filed as Exhibit 4.11.1 to FelCor's Form 8-K filed on April 11, 2005, and incorporated herein by reference).

         (c) Articles Supplementary designating shares of preferred stock as 8% Series C Cumulative Redeemable Preferred Stock, filed April 6, 2005, to the Articles of Amendment and Restatement of the FelCor, as amended (filed as Exhibit 3.1.6 to FelCor's Form 8-K filed on April 11, 2005, and incorporated herein by reference).

     2.  Other Exhibits:
         --------------

         (a) Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (filed as Exhibit 3.1 to FelCor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

         (b) Bylaws of FelCor, as amended (filed as Exhibit 3.2 to FelCor's Registration Statement on Form S-11 (Registration File No. 333-98332) and incorporated herein by reference).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 11, 2005
                                        FELCOR LODGING TRUST INCORPORATED



                                        By:  /s/ Lawrence D. Robinson
                                        ---------------------------------------
                                        Lawrence D. Robinson
                                        Executive Vice President, General
                                        Counsel & Secretary